EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan of our report dated June 23, 2006, with respect to the financial statements and schedule of Citizens Banking Corporation Amended and Restated Section 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Detroit, Michigan
June 28, 2006